Exhibit 10.7

Ares Acquisition Corporation III

c/o Ares Management LLC

245 Park Avenue, 44th Floor

New York, New York 10167

March 31, 2026

Ares Acquisition Holdings III LP
c/o Ares Management LLC
245 Park Avenue, 44th Floor
New York, New York 10167

RE:Securities Subscription Agreement

Ladies and Gentlemen:

We are pleased to accept the offer Ares Acquisition Holdings III LP, a Cayman Islands exempted limited partnership (the “Subscriber” or “you”), has made to subscribe for and purchase 2,875,000 Class B ordinary shares (the “Shares”), US$0.0001 par value per share (the “Class B Ordinary Shares,” and, together with all other classes of Company (as defined below) ordinary shares, the “Ordinary Shares”), up to 375,000 Shares of which are subject to surrender and cancellation by you, as further described in Section 3.1 below, if the underwriters of the initial public offering (“IPO”) of Ares Acquisition Corporation III, a Cayman Islands exempted company (the “Company”), do not fully exercise their over-allotment option (the “Over-allotment Option”). Pursuant to the Company’s Memorandum and Articles of Association (as may be amended and/or restated from time to time, the “Articles”), Class B Ordinary Shares will automatically convert into Class A ordinary shares, US$0.0001 par value per share (the “Class A Ordinary Shares”) at the time of the Company’s initial business combination, or earlier at the option of the holders of Class B Ordinary Shares, on a one-for-one basis, subject to adjustment, upon and subject to the terms and conditions set forth in the Articles. Unless context otherwise requires, as used in this Securities Subscription Agreement (this “Agreement”) “Shares” shall be deemed to include any Class A Ordinary Shares issued upon conversion of the Class B Ordinary Shares comprising the Shares.

The Company and the Subscriber agree as follows:

1.Purchase of Securities.

1.1Subscription and Purchase of Shares. For the sum of US$25,000 (the “Purchase Price”), which the Company acknowledges receiving in cash, the Company sells and issues the Shares to the Subscriber, and the Subscriber subscribes for and purchases, the Shares from the Company, subject to the surrender and cancellation provisions of Section 3 below, on the terms and subject to the conditions set forth in this Agreement. All references in this Agreement to shares of the Company being surrendered and cancelled shall take effect as surrenders and cancellations for no consideration of such shares as a matter of Cayman Islands law.

1.2Surrender of Class B Ordinary Share. With effect immediately following the issue of the Shares to the Subscriber by the Company, Ares Acquisition Holdings III LP irrevocably surrenders to the Company for cancellation for nil consideration one Class B Ordinary Share each standing in its name in the register of members of the Company.

2.Representations, Warranties and Agreements.

2.1Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber represents and warrants to the Company and agrees with the Company as follows:

2.1.1No Government Recommendation or Approval. The Subscriber understands that neither the Cayman Islands Monetary Authority nor any other governmental, federal or state agency, has passed upon or made any finding or determination as to the fairness for investment, nor has made any recommendation or endorsement of, the offering of the Shares.

2.1.2No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated in this Agreement do not violate, conflict with or constitute a default under:  (i) the formation and governing documents of the Subscriber;  (ii) any agreement, indenture or instrument to which the Subscriber is a party;  (iii) any law, statute, rule or regulation to which the Subscriber is subject;  or (iv) any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3Organization and Authority. The Subscriber is a Cayman Islands exempted limited partnership, validly existing and in good standing under the laws of the Cayman Islands.  The Subscriber possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by you, this Agreement will be a legal, valid and binding agreement of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4Experience, Financial Capability and Suitability. Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares; and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act (as defined below) and therefore cannot be resold unless subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Subscriber must bear the economic risk of this investment until the Shares are sold pursuant to: (x) an effective registration statement under the Securities Act; or (y) an exemption from registration available with respect to such sale. Subscriber is able to bear the economic risks of an investment in the Shares and to afford a complete loss of Subscriber’s investment in the Shares.

2.1.5Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, Subscriber has also had the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2.  Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations or its prospects.

2.1.6Accredited Investor Status. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Subscriber acknowledges the sale contemplated by this Agreement is being made in reliance on a private placement exemption applicable to “accredited investors” or similar exemptions under federal and state law.

2.1.7Investment Purposes. The Subscriber is purchasing the Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination of such Shares. The Subscriber did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act.

2.1.8Restrictions on Transfer; Shell Company. Subscriber understands the Shares are being offered in a transaction that does not involve a public offering within the meaning of the Securities Act. Subscriber understands the Shares will be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act. Subscriber also understands that the certificate or book-entry representing the Shares will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of Section 5.1 of this Agreement. Subscriber agrees that if any transfer of its Shares or any interest in such Shares is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration under the Securities Act or an available exemption from such registration, the Subscriber agrees not to resell the Shares. Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Shares until one year following consummation of the initial business combination of the Company, despite technical compliance with the certain requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of Subscriber in connection with the transactions contemplated by this Agreement.

2.2Company’s Representations, Warranties and Agreements. To induce the Subscriber to subscribe for and purchase the Shares, the Company represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1Incorporation and Corporate Power. The Company is a Cayman Islands exempted company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not violate, conflict with or constitute a default under: (i) the Articles;  (ii) any agreement, indenture or instrument to which the Company is a party;  (iii) any law, statute, rule or regulation to which the Company is subject;  or (iv) any agreement, order, judgment or decree to which the Company is subject.

2.2.3Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms of this Agreement and the Articles, the Shares will be duly and validly issued as fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms of this Agreement and the Articles the Subscriber will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than: (i) transfer restrictions under this Agreement and the Articles and other agreements to which the Shares may be subject which have been notified to the Subscriber in writing;  (ii) transfer restrictions under federal and state securities law; and (iii) liens, claims or encumbrances imposed due to the actions of the Subscriber.

2.2.4No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement; or (ii) question the validity or legality of any transactions or seek to recover damages or to obtain other relief in connection with any transactions.

3.Surrender and Cancellation of Shares.

3.1Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option is not exercised in full, the Subscriber acknowledges and agrees that it (and, if applicable, any transferee of the Shares) shall surrender for cancellation any and all rights to such number of Shares (up to an aggregate of 375,000 Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such surrender, the Subscriber (and all other initial shareholders prior to the IPO, if any) will own an aggregate number of Shares (not including Class A Ordinary Shares issuable upon exercise of any warrants or underlying any units or any other securities subscribed for and purchased the Subscriber in connection with the IPO or in the aftermarket) equal to 20% of the issued and outstanding Ordinary Shares immediately following the IPO.

3.2Termination of Rights as Shareholder. If any of the Shares are surrendered in accordance with this Section 3, then after such time the Subscriber (or successor in interest), shall no longer have any rights as a holder of such Shares, and the Company shall take such action as is appropriate to cancel such Shares.

4.Waiver of Liquidation Distributions; Redemption Rights. In connection with the Shares subscribed for and purchased pursuant to this Agreement, the Subscriber waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Subscriber subscribes for and purchases units or Class A Ordinary Shares in the IPO or in the aftermarket, any units or Class A Ordinary Shares so subscribed for and purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Subscriber have the right to redeem any units or Ordinary Shares held by it in exchange for funds held in the Trust Account upon the successful completion of an initial business combination by the Company.

5.Restrictions on Transfer.

5.1Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) to be dated as of the closing of the IPO by and between Subscriber and the Company, Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior to such sale, transfer, pledge, hypothecation or disposal (i) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective; or (ii) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission under the Securities Act and with all applicable state securities laws.

5.2Restrictive Legends. All certificates or book-entries representing the Shares shall have endorsed on such certificates or book-entries legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT

PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PROVISIONS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PERIOD.”

5.3Additional Shares or Substituted Securities. In the event of the declaration of a share capitalization, the declaration of a special dividend payable in a form other than Ordinary Shares, a spin-off, a share sub-division, a share consolidation, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s issued and outstanding Ordinary Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares become convertible shall immediately be subject to Section 3 and this Section 5. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number or class of Shares subject to Section 3 or this Section 5.

5.4Registration Rights. Subscriber acknowledges that: (i) the Shares are being subscribed for and purchased pursuant to an exemption from the registration requirements of the Securities Act; and (ii) will become freely tradable only after certain conditions are met or they are registered pursuant to a Registration and Shareholder Rights Agreement to be entered into with the Company prior to the closing of the IPO.

6.Other Agreements.

6.1Further Assurances. Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one business day after delivery to an overnight courier service or five days after mailing if sent by mail.

6.3Entire Agreement. This Agreement, together with that certain Insider Letter to be entered into between Subscriber and the Company, and the Registration and Shareholder Rights Agreement, each substantially in the form to be filed as an exhibit to the Registration

Statement on Form S-1 associated with the Company’s IPO, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter of this Agreement and supersedes all prior oral or written agreements and understandings relating to the subject matter of this Agreement. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties.

6.5Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure from this Agreement granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6Assignment. The rights and obligations under this Agreement may not be assigned by either party without the prior written consent of the other party.

6.7Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties and shall inure to the benefit of the respective successors and permitted assigns of each party.

6.8Third Party Rights. Save as expressly provided in this Agreement, no person other than a party to this Agreement may enforce any term of this Agreement, subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act (As Revised). The consent of any person who is not a party to this Agreement is not required for any amendment, variation, release, rescission or termination of this Agreement.

6.9Governing Law. This Agreement and any dispute, claim, suit, action or proceeding of whatever nature arising out of or in any way related to it or its formation (including any non-contractual disputes or claims) are governed by, and shall be construed in accordance with, the laws of the Cayman Islands.

6.10Jurisdiction. Each party irrevocably agrees that the courts of the Cayman Islands shall have non-exclusive jurisdiction to hear and determine any claim, suit, action or proceeding, and to settle any disputes, which may arise out of or are in any way related to or in connection with this Agreement or the legal relationship established by it, and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

6.11Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion of such provision, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion of such provision, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.12No Waiver of Rights, Powers and Remedies. No failure or delay by a party to this Agreement in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise of any such right, power or remedy or the exercise of any other right, power or remedy under this Agreement. The election of any remedy by a party shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.13Survival of Representations and Warranties. All representations and warranties made by the parties in this Agreement or in any other agreement, certificate or instrument provided for or contemplated by this Agreement, shall survive the execution and delivery of this Agreement and any investigations made by or on behalf of the parties.

6.14No Broker or Finder. Each of the parties represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated by this Agreement in such a way as to create any liability on the other. Each of the parties agrees to indemnify and hold the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.15Headings and Captions. The headings and captions of the various sections of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Agreement.

6.16Counterparts and Electronic Execution. This Agreement may be executed in one or more counterparts, each of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In this Agreement: (a) any requirements as to delivery under this Agreement include delivery in the form of an Electronic Record (as such term is defined in the Electronic Transactions Act (As Revised) (the “Electronic Transactions Act”)); (b) any requirements as to execution or signature under this Agreement including the execution of this Agreement can be satisfied in the form of an Electronic Signature as defined in the Electronic Transactions Act; and (c) Sections 8 and 19(3) of the Electronic Transactions Act shall not apply.

6.17Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” refer to this Agreement as a whole and not to any particular section unless expressly so limited. The parties intend that each representation, warranty, and covenant contained in this Agreement will have independent significance. If any party has breached any representation, warranty, or covenant contained in this Agreement in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

6.18Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party.

7.Voting and Redemption or Repurchase of Shares. Subscriber agrees to vote the Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s shareholders and shall not seek redemption or repurchase with respect to such Shares. Additionally, the Subscriber agrees not to seek redemption or repurchase of any Shares in connection with a redemption or tender offer presented to the Company’s shareholders in connection with an initial business combination negotiated by the Company.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

ARES ACQUISITION CORPORATION III

		By:	/s/ Anton Feingold
		Name:	Anton Feingold
		Title:	Secretary

Accepted and agreed this 31st day of March, 2026,

ARES ACQUISITION HOLDINGS III LP

Acting by its General Partner
Ares Acquisition Holdings III

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Secretary

[Signature Page to Securities Subscription Agreement]